UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2013

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54939	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
As previously reported in a Current Report on Form 8-K filed on July 19, 2012, Cole Operating Partnership IV, LP (“CCPT IV OP” or the “Borrower”), the operating partnership of Cole Credit Property Trust IV, Inc. (the “Company”), entered into an amended and restated secured revolving credit agreement on July 13, 2012 (the “Credit Agreement”), providing for up to $250.0 million in revolving loans, with J.P. Morgan Securities, LLC (“JPMorgan Securities”), as sole lead arranger and sole bookrunner, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent, and other lending institutions that are or may become parties to the Credit Agreement. In addition, as previously reported in a Current Report on Form 8-K filed on December 20, 2012, CCPT IV OP entered into an unsecured bridge facility pursuant to a credit agreement (the “Bridge Agreement”) with JPMorgan Securities, as lead arranger and sole book manager, JPMorgan Chase, as administrative agent and syndication agent, and other lending institutions that are or may become parties to the Bridge Agreement providing for up to $75.0 million in allowable borrowings (the “Bridge Facility”). On March 8, 2013, CCPT IV OP entered into a first modification agreement that increased the allowable borrowings of the Bridge Facility to $150.0 million. Thereafter, CCPT IV OP entered into a second modification agreement on May 3, 2013 that extended the Bridge Facility’s maturity date to September 14, 2013 and increased allowable borrowings of the Bridge Facility to $250.0 million, and on July 19, 2013, CCPT IV OP entered into a third modification agreement that increased the allowable borrowings of the Bridge Facility to $350.0 million (the “Modified Bridge Facility”).
On August 15, 2013, CCPT IV OP entered into an amended and restated unsecured credit agreement (the “Amended and Restated Credit Agreement”) with JPMorgan Chase, as administrative agent, swing line lender and letter of credit issuer; Bank of America, N.A. and U.S. Bank National Association, as co-syndication agents; Capital One, N.A., Regions Bank, Wells Fargo Bank, National Association and PNC Bank, National Association, as co-documentation agents; and other lending institutions that are or may become parties to the Amended and Restated Credit Agreement (collectively, with JPMorgan Chase, the “Lenders”). The Amended and Restated Credit Agreement increased the allowable borrowings up to $900.0 million (the “Amended and Restated Credit Facility”). Concurrently, the Bridge Agreement was terminated and no amounts were outstanding under the Modified Bridge Facility as of August 15, 2013.
The Amended and Restated Credit Facility includes a $300.0 million unsecured term loan (the “Term Loan”) and allows CCPT IV OP to borrow up to $600.0 million in unsecured revolving loans (the “Revolving Loans”). As of August 15, 2013, the borrowing base under the Amended and Restated Credit Facility was approximately $488.6 million based on the underlying collateral pool (the “Borrowing Base”). Up to 15.0% of the total amount available may be used for issuing letters of credit (the “Letters of Credit”) and up to $50.0 million may be used for “swing line” loans (the “Swing Line Loans”). Subject to meeting certain conditions described in the Amended and Restated Credit Agreement and the payment of certain fees, the amount of the Amended and Restated Credit Facility may be increased up to a maximum of $1.25 billion, with each increase being no less than $25.0 million. The Term Loan matures on August 15, 2018. The Revolving Loans, Letters of Credit and Swing Line Loans mature on August 15, 2017; however, the Borrower may elect to extend the maturity date to August 15, 2018 subject to satisfying certain conditions described in the Amended and Restated Credit Agreement. As of August 15, 2013, CCPT IV OP had $300.0 million outstanding under the Term Loan and no amounts outstanding under the Revolving Loans and, based on the Borrowing Base, approximately $188.6 million available for borrowing under the Revolving Loans.
The Revolving Loans will bear interest at rates depending upon the type of loan specified by the Borrower. For a eurodollar rate loan, as defined in the Amended and Restated Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR, as elected by the Borrower, multiplied by the statutory reserve rate (the “Eurodollar Rate”) for the interest period plus the applicable rate. The applicable rate is based upon the overall leverage ratio, generally defined in the Amended and Restated Credit Agreement as the total consolidated outstanding indebtedness of the Company divided by the total consolidated asset value of the Company (the “Leverage Ratio”), and ranges from 1.65% at a Leverage Ratio of 45.0% or less to 2.50% at a Leverage Ratio greater than 60.0%. For base rate committed loans, the interest rate will be a per annum amount equal to the applicable rate plus the greater of (a) JPMorgan Chase’s Prime Rate; (b) the Federal Funds Effective Rate (as defined in the Amended and Restated Credit Agreement) plus 0.50%; or (c) the Eurodollar Rate plus 1.0% (the “Base Rate”). The Amended and Restated Credit Agreement also includes an interest rate pricing structure should the Company obtain an investment grade rating.
The Term Loan and the Swing Line Loans will initially bear interest at a rate equal to the Base Rate. Effective August 20, 2013, the Term Loan will convert to a eurodollar rate loan, as elected by CCPT IV OP, and bear interest at the Eurodollar Rate of the three-month LIBOR plus the applicable rate. On August 15, 2013, CCPT IV OP executed an interest rate swap agreement with JPMorgan Chase that will effectively fix the variable interest rate of the Term Loan. As such, on August 20, 2013, based on the Leverage Ratio in effect, the Term Loan will effectively bear interest at 3.713%. CCPT IV OP will be required to make quarterly interest payments on the Term Loan, and the outstanding principal and any accrued and unpaid interest is due on August 15, 2018.

CCPT IV OP paid certain fees under the Amended and Restated Credit Agreement, including arrangement and up-front fees. CCPT IV OP will also pay an annual administrative agent fee, as well as an annualized fee for any unused portion of the Amended and Restated Credit Facility (the “Unused Fee”). The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day (as determined for a 360-day year) based upon the overall Leverage Ratio and ranges from 0.25% at a Leverage Ratio of 45.0% or less to 0.35% at a Leverage Ratio greater than 60.0%. CCPT IV OP must also pay certain fees upon the issuance of each letter of credit under the Amended and Restated Credit Agreement and a quarterly fee based on the outstanding face amount of any letters of credit. The Amended and Restated Credit Agreement also includes a fee pricing structure should the Company obtain an investment grade rating.
The Borrower has the right to prepay the outstanding amounts under the Amended and Restated Credit Facility, in whole or in part, without premium or penalty provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of Eurodollar Rate loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding.
The Amended and Restated Credit Agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage and leverage ratio requirements and maximum variable rate and recourse debt requirements. The Amended and Restated Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the occurrence of any event of default, the Eurodollar Rate loans and Base Rate committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured. In addition to CCPT IV OP breaching any of the terms of the Amended and Restated Credit Agreement or related loan documents, events of default include, but are not limited to: (1) the failure to pay any principal when due; (2) the failure to pay interest and fees within five business days after the due date; (3) the occurrence of a change of control; (4) the inability to pay debts as they become due; (5) a material inaccuracy of any representation or warranty; (6) the bankruptcy or insolvency of CCPT IV OP or any consolidated subsidiary providing a guaranty; (7) a violation of any financial, negative or other covenants; (8) a violation of ERISA regulations; and (9) judgments against CCPT IV OP or any consolidated subsidiary in excess of $15.0 million or $50.0 million in aggregate that remain unsatisfied or unstayed for 60 days. If an event of default occurs and is not cured timely, the Lenders shall have no obligation to make further disbursements under the Amended and Restated Credit Facility and all outstanding loans shall be immediately due and payable.

Item 1.02	Termination of a Material Definitive Agreement
The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the termination of the Bridge Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events
The Company’s board of directors has authorized a daily distribution, based on 365 days in the calendar year, of $0.001712523 per share (which equates to approximately 6.25% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on October 1, 2013 and ending on December 31, 2013. The payment date of each of the daily distributions of the period commencing on October 1, 2013 and ending on October 31, 2013 will be paid in November 2013. The payment date of each of the daily distributions of the period commencing on November 1, 2013 and ending on November 30, 2013 will be in December 2013. The payment date for each of the daily distributions of the period commencing on December 1, 2013 and ending on December 31, 2013 will be in January 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2013	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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